Exhibit 99.1

Caterpillar Inc.
December 11, 2015
Caterpillar contact:
Rachel Potts
Global Government & Corporate Affairs
Office: 309-675-6892
Cell: 309-573-3444
Potts_Rachel_A@cat.com

FOR IMMEDIATE RELEASE

Caterpillar Group President Ed Rapp to Retire; Will Turn His Focus to
Fighting Amyotrophic Lateral Sclerosis (ALS)

PEORIA, Ill. – Caterpillar Inc. (NYSE: CAT) is announcing today that Ed Rapp, a 36-plus-year veteran of the company and currently group president with responsibility for Resource Industries, has elected to retire.
“Early retirement was not part of my plan,” Rapp said. “But I have recently been diagnosed with ALS – better known as Lou Gehrig’s disease – a disease that currently has no known cure. My decision to leave Caterpillar and its people was the toughest choice I have ever faced. I love Caterpillar, especially the people I get to work with at all levels of the company, including dealers, suppliers and customers. But, I have a new challenge in front of me, and along with my family, I will now turn my focus and attention to the next chapter in life, which will include fighting the disease, raising awareness and supporting those in search of a cure.”
In order to ensure a smooth transition, Rapp will remain with Caterpillar and continue leading the Resource Industries group through early 2016. The company plans to announce a replacement for Rapp in early 2016.
“The entire Caterpillar family, its employees, dealers, customers, suppliers and others who have had the opportunity to get to know Ed during his career – everyone he has touched – will be keeping him and his family in their thoughts and prayers,” said Caterpillar Chairman and

CEO Doug Oberhelman. “I have had the honor of working with Ed for more than 30 years, and I can’t think of another leader who better exemplifies Caterpillar’s values and who has had such a positive impact on our global employees. Personally, and for the company, Ed’s deep and broad Caterpillar experience, thoughtful leadership and guidance will be deeply missed.”

About Caterpillar
For 90 years, Caterpillar Inc. has been making sustainable progress possible and driving positive change on every continent. Customers turn to Caterpillar to help them develop infrastructure, energy and natural resource assets. With 2014 sales and revenues of $55.184 billion, Caterpillar is the world’s leading manufacturer of construction and mining equipment, diesel and natural gas engines, industrial gas turbines and diesel-electric locomotives. The company principally operates through its three product segments - Construction Industries, Resource Industries and Energy & Transportation - and also provides financing and related services through its Financial Products segment. For more information, visit caterpillar.com. To connect with us on social media, visit caterpillar.com/social-media.

Forward-looking Statements
Certain statements in this press release relate to future events and expectations and are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “believe,” “estimate,” “will be,” “will,” “would,” “expect,” “anticipate,” “plan,” “project,” “intend,” “could,” “should” or other similar words or expressions often identify forward-looking statements. All statements other than statements of historical fact are forward-looking statements, including, without limitation, statements regarding our outlook, projections, forecasts or trend descriptions. These statements do not guarantee future performance, and we do not undertake to update our forward-looking statements.

Caterpillar’s actual results may differ materially from those described or implied in our forward-looking statements based on a number of factors, including, but not limited to: (i) global and regional economic conditions and economic conditions in the industries we serve; (ii) government monetary or fiscal policies and infrastructure spending; (iii) commodity price changes, component price increases, fluctuations in demand for our products or significant shortages of component products; (iv) disruptions or volatility in global financial markets limiting our sources of liquidity or the liquidity of our customers, dealers and suppliers; (v) political and economic risks, commercial instability and events beyond our control in the countries in which we operate; (vi) failure to maintain our credit ratings and potential resulting increases to our cost of borrowing and adverse effects on our cost of funds, liquidity, competitive position and access to capital markets; (vii) our Financial Products segment’s risks associated with the financial services industry; (viii) changes in interest rates or market liquidity conditions; (ix) an increase in delinquencies, repossessions or net losses of Cat Financial’s customers; (x) new regulations or changes in financial services regulations; (xi) a failure to realize, or a delay in realizing, all of the anticipated benefits of our acquisitions, joint ventures or divestitures; (xii) international trade policies and their impact on demand for our products and our competitive position; (xiii) our ability to develop, produce and market quality products that meet our customers’ needs; (xiv) the impact of the highly competitive environment in which we operate on our sales and pricing; (xv) failure to realize all of the anticipated benefits from initiatives to increase our productivity, efficiency and cash flow and to reduce costs; (xvi) additional restructuring costs or a failure to realize anticipated savings or benefits from past or future cost reduction actions; (xvii) inventory management decisions and sourcing practices of our dealers and our OEM customers; (xviii) compliance with environmental laws and regulations; (xix) alleged or actual violations of trade or anti-corruption laws and regulations; (xx) additional tax expense or exposure; (xxi) currency fluctuations; (xxii) our or Cat Financial’s compliance with financial covenants; (xxiii) increased pension plan funding obligations; (xxiv) union disputes or other employee relations issues; (xxv) significant legal proceedings, claims, lawsuits or government investigations; (xxvi) changes in accounting standards; (xxvii) failure or breach of

IT security; (xxviii) adverse effects of unexpected events including natural disasters; and (xxix) other factors described in more detail under “Item 1A. Risk Factors” in our Form 10-K filed with the SEC on February 17, 2015, for the year ended December 31, 2014.